                                                                      EXHIBIT 25

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                   ------------------------------------------

                                    FORM T-1

                   ------------------------------------------


                   STATEMENT OF ELIGIBILITY AND QUALIFICATION
               UNDER THE TRUST INDENTURE ACT OF 1939, AS AMENDED,
                  OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE
Check if an application to determine eligibility of a trustee pursuant to
Section 305(b) (2)
                   -----

                    -----------------------------------------

                            FIRST UNION NATIONAL BANK

               (Exact name of Trustee as specified in its charter)


230 SOUTH TRYON STREET, 9TH FL.
CHARLOTTE, NC                              28288-1179                  22-1147033
(Address of principal executive office)    (Zip Code)    (I.R.S. Employer Identification No.)

                       Patricia A. Welling (804) 343-6067
                 800 East Main Street, Richmond, Virginia 23219
                -------------------------------------------------

                        SOUTHERN STATES CAPITAL TRUST II
               (Exact name of obligor as specified in its charter)


Delaware                                                                     (Applied  For)
(State or other jurisdiction of incorporation or organization)    (I.R.S. Employer Identification No.)


6606 West Broad Street
P. O. Box 23264
Richmond, VA                                    23260
(Address of principal executive offices)        (Zip Code)

                 -----------------------------------------------

             Capital Securities of Southern States Capital Trust II
                       (Title of the indenture securities)

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

1.  General information.

    (a) The following are the names and addresses of each examining or supervising authority to which the Trustee is subject:

         The Comptroller of the Currency, Washington, D.C.
         Federal Reserve Bank of Richmond, Richmond, Virginia.
         Federal Deposit Insurance Corporation, Washington, D.C.
         Securities and Exchange Commission, Division of Market Regulation, Washington, D.C.

     (b) The Trustee is authorized to exercise corporate trust powers.


2.  Affiliations with obligor.

         The obligor is not an affiliate of the Trustee.


3.  Voting Securities of the Trustee.

         Response not required.
         (See answer to Item 13)


4.  Trusteeships under other indentures.

         Response not required.
         (See answer to Item 13)


5. Interlocking directorates and similar relationships with the obligor or underwriters.

         Response not required.
         (See answer to Item 13)


6.  Voting securities of the Trustee owned by the obligor or its officials.

         Response not required.
         (See answer to Item 13)


7.  Voting securities of the Trustee owned by underwriters or their officials.

         Response not required.
         (See answer to Item 13)


8.  Securities of the obligor owned or held by the Trustee.

         Response not required.
         (See answer to Item 13)

9.  Securities of underwriters owned or held by the Trustee.

         Response not required.
         (See answer to Item 13)


10. Ownership or holdings by the Trustee of voting securities of certain affiliates or security holders of the obligor.

         Response not required.
         (See answer to Item 13)


11. Ownership or holdings by the Trustee of any securities of a person owning 50 percent or more of the voting securities of the obligor.

         Response not required.
         (See answer to Item 13)


12.  Indebtedness of the obligor to the Trustee.

         Response not required.
         (See answer to Item 13)


13.  Defaults by the obligor.

         A. None
         B. None


14.  Affiliations with the underwriters.

         Response not required.
         (See answer to Item 13)


15.  Foreign trustee.

         Trustee is a national banking association organized under the laws of the United States.


16.  List of Exhibits.

     (1) *Articles of Incorporation.

     (2) Certificate of Authority of the Trustee to conduct business. No Certificate of Authority of the Trustee to commence business is furnished since this authority is continued in the Articles of Association of the Trustee.

     (3) *Certificate of Authority of the Trustee to exercise corporate trust powers.

     (4) *By-Laws.

     (5) Inapplicable.

     (6) Consent by the Trustee required by Section 321(b) of the Trust Indenture Act of 1939 as amended. Included at Page 5 of this Form T-1 Statement.

     (7) *Report of condition of Trustee.  See Attached.

     (8) Inapplicable.

     (9) Inapplicable.


     * Exhibits thus designated have heretofore been filed with the Securities and Exchange Commission, have not been amended since filing are incorporated herein by reference (See Exhibit T-1 Registration Number 333-58547).

                                    SIGNATURE

     Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, FIRST UNION NATIONAL BANK, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility and Qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Richmond, and in the Commonwealth of Virginia on the 17TH day of December,
                                                    -----
1999.


                                    FIRST UNION NATIONAL BANK
                                    (Trustee)



                                    BY:  /s/ Patricia A. Welling
                                       -------------------------
                                         Vice President



                                                                 EXHIBIT T-1 (6)

                               CONSENT OF TRUSTEE

        Under Section 321(b) of the Trust Indenture Act of 1939 and in connection with the issuance by Southern States Capital Trust II of its Capital Securities of Southern States Capital Trust II, First Union National Bank, as the Trustee herein named, hereby consents that reports of examinations of said Trustee by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon requests therefor.


                                    FIRST UNION NATIONAL BANK



                                    BY:  /s/ John M. Turner
                                       -------------------------
                                         Vice President


Dated:  December 17, 1999
        -----------------




#585275v2

REPORT OF CONDITION


          Consolidating domestic subsidiaries of the

          First Union National Bank                                Charlotte
                       Name of Bank                                    City

          in the state of North Carolina, at the close of business on September 30, 1999, published in response to call made by Comptroller of the Currency, under title 12, United States Code, Section 161. Charter Number 02737 Comptroller of the Currency Southeastern District



Statement of Resources and Liabilities

ASSETS
                                                                                                          Thousands of dollars

   1 Cash and balances due from depository institutions:
     a. Noninterest-bearing balances and currency and coin...........................................            8,946,000
     b. Interest-bearing balances....................................................................              266,000
   2 Securities:
     a. Held-to-maturity securities..................................................................            1,644,000
     b. Available-for-sale securities................................................................           47,356,000
   3 Federal funds sold and securities purchased under agmts to resell:                                          2,856,000
   4 Loans and lease financing receivables:
     a. Loans and leases, net of unearned income.................................         132,839,000
     b. LESS: Allowance for loan and lease losses................................           1,743,000
     c. LESS: Allocated transfer risk reserve....................................                   0
     d. Loans and leases, net of unearned income, allowance, and reserve.............................          131,096,000
   5 Assets held in trading accounts.................................................................            8,333,000
   6 Premises and fixed assets (including capitalized leases)........................................            3,070,000

   7 Other real estate owned..............................................................................         134,000
   8 Investments in unconsolidated subsidiaries and associated companies..................................         262,000
   9 Customers' liability to this bank on acceptances outstanding.........................................         807,000
  10 Intangible assets....................................................................................       5,115,000
  11 Other assets.........................................................................................      10,789,000
  12 Total assets.........................................................................................     220,674,000


LIABILITIES

  13 Deposits:
      a. In domestic offices..............................................................................     129,621,000
        (1) Noninterest-bearing.........................................................        21,341,000
        (2) Interest-bearing............................................................       108,280,000
     b. In foreign offices, Edge and Agmt subsidiaries, and IBFs..........................................       9,838,000
        (1) Noninterest-bearing...........................................................................         466,000
        (2) Interest-bearing..............................................................................       9,372,000
  14 Federal funds purchased and securities sold under agmts to repurchase:                                     23,796,000
  15 a. Demand notes issued to the U.S. Treasury..........................................................         782,000
     b. Trading liabilities...............................................................................       4,984,000
  16 Other borrowed money:
     a. With a remaining maturity of one year or less.....................................................      14,643,000
     b. With a remaining maturity of more than one year through three years...............................       5,639,000
     c. With a remaining maturity of more than three years                                                       2,872,000
  17 Not applicable
  18 Bank's liability on acceptances executed and outstanding.............................................         807,000
  19 Subordinated notes and debentures....................................................................       4,269,000
  20 Other liabilities....................................................................................       6,515,000
  21 Total liabilities....................................................................................     203,766,000
  22 Not applicable

EQUITY CAPITAL

  23 Perpetual preferred stock and related surplus.......................................................      161,000
  24 Common stock........................................................................................      455,000
  25 Surplus.............................................................................................   13,306,000
  26 a. Undivided profits and capital reserves...........................................................    3,553,000
     b. Net unrealized holding gains (losses) on available-for-sale securities...........................     (562,000)
  27 Cumulative foreign currency translation adjustments.................................................       (5,000)
  28 Total equity capital................................................................................   16,908,000
  29 Total liabilities, limited-life preferred stock, and equity capital
      (sum of items 21and 28)............................................................................  220,674,000



         We, the undersigned directors, attest to the correctness of this statement of resources and liabilities. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.


         Directors                                        I,   Gary R. Sessions
                                                         ----------------------
         Edward E. Crutchfield                                    Name
         ---------------------
         G. Kennedy Thompson                              Vice President
         -------------------                             ---------------
         Mark C. Treanor                                       Title
         ---------------

                                                         of the above-named bank
                                                         do hereby declare that
                                                         this Report of
                                                         Condition is true and
                                                         correct to the best of
                                                         my knowledge and
                                                         belief.

report.condition 9/30/99